Exhibit 10.28.1

January 1, 2005

Jeffrey R. Black
100 Painters Drive
Chadds Ford, PA 19317

Dear Jeff:

     Reference is hereby made to that certain amended and restated employment agreement, dated as of September 1, 2002 (as amended, the “Employment Agreement”), between you and Endo Pharmaceuticals Inc. (the “Company”). Terms used but not defined in this letter shall have the meanings ascribed to them in the Employment Agreement.

     Pursuant to Section 2.2 of the Employment Agreement, the Company hereby informs you that it wishes to renew the Employment Agreement for an additional period of one year. If you are in agreement, the Employment Period shall now cease on December 31, 2005, unless otherwise modified in accordance with the terms of the Employment Agreement.

     All other terms and conditions of the Employment Agreement shall remain in full force and effect. If you are in agreement with this renewal, which shall be effective as of the date first above written, please execute below.

Sincerely,

/s/ Carol A. Ammon

Carol A. Ammon Chairman & Chief Executive Officer

ACCEPTED AND AGREED THIS 21st DAY OF JANUARY 2005:

/s/ Jeffrey R. Black
Jeffrey R. Black